As filed with the Securities and Exchange Commission on November 2, 2026

Registration No. 333-277142

Registration No. 333-253321

Registration No. 333-253297

Registration No. 333-223257

Registration No. 333-208755

Registration No. 333-206411

Registration No. 333-183645

Registration No. 333-182534

Registration No. 333-151319

Registration No. 333-136541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 TO Form S-3 Registration
Statement (No. 333-277142)

Post-Effective Amendment No. 1 TO Form S-3 Registration
Statement (No. 333-253321)

Post-Effective Amendment No. 1 TO Form S-3 Registration
Statement (No. 333-253297)

Post-Effective Amendment No. 2 TO Form S-3 Registration
Statement (No. 333-223257)

Post-Effective Amendment No. 1 TO Form S-3 Registration
Statement (No. 333-208755)

Post-Effective Amendment No. 2 TO Form S-3 Registration
Statement (No. 333-206411)

Post-Effective Amendment No. 2 TO Form S-3 Registration
Statement (No. 333-183645)

Post-Effective Amendment No. 1 TO Form S-3 Registration
Statement (No. 333-182534)

Post-Effective Amendment No. 1 TO Form S-3 Registration
Statement (No. 333-151319)

Post-Effective Amendment No. 2 TO Form S-3 Registration
Statement (No. 333-136541)

under the securities act of 1933

LXP INDUSTRIAL TRUST
(Leopard Intermediate LLC, as successor by merger to LXP Industrial Trust)

(Exact name of registrant as specified in its charter)

Maryland	225 Liberty St, FL 8, New York, NY 10281-1048 (212) 417-7000	13-3717318
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

c/o Corporation Service Company,

251 Little Falls Drive,

Wilmington, Delaware 19808

(866) 403-5272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian Scrivani, Esq. David Perechocky, Esq.
Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by LXP Industrial Trust, a Maryland real estate investment trust (formerly known as Lexington Realty Trust and, prior thereto, Lexington Corporate Properties Trust, as successor to Lexington Corporate Properties, Inc.) (the “Registrant”), with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•	Registration Statement No. 333-277142, filed with the SEC on February 16, 2024;

•	Registration Statement No. 333-253321, filed with the SEC on February 19, 2021;

•	Registration Statement No. 333-253297, filed with the SEC on February 19, 2021;

•	Registration Statement No. 333-223257, filed with the SEC on February 27, 2018, as amended on March 14, 2019;

•	Registration Statement No. 333-208755, filed with the SEC on December 24, 2015;

•	Registration Statement No. 333-206411, filed with the SEC on August 14, 2015;

•	Registration Statement No. 333-183645, filed with the SEC on August 30, 2012, as amended on May 8, 2014;

•	Registration Statement No. 333-182534, filed with the SEC on July 3, 2012;

•	Registration Statement No. 333-151319, filed with the SEC on May 16, 2008; and

•	Registration Statement No. 333-136541, filed with the SEC on August 11, 2006, as amended on April 5, 2007.

On November 2, 2026, the Registrant completed the transactions contemplated by the Agreement and Plan of Merger, dated as of July 19, 2026 (the “Merger Agreement”), by and among the Registrant, Leopard REIT LLC, a Delaware limited liability company (“Parent”), and Leopard Merger Sub LLC, a Maryland limited liability company and wholly owned indirect subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the closing, the Registrant merged with and into Merger Sub, with Merger Sub surviving the merger (the “Initial Surviving Entity” and such merger, the “Merger”). Also on November 2, 2026 and following the effective time of the Merger, the Initial Surviving Entity merged with and into Leopard Intermediate LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Intermediate Sub”), with Intermediate Sub surviving (the “Surviving Entity” and such merger, together with the Merger, the “Mergers”). As a result of the Mergers, Parent became the sole member of the Surviving Entity.

In connection with the closing of the Mergers, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance but remain unsold or otherwise unissued at the termination of the offerings, the Registrant hereby removes from registration all securities that were registered but unsold under each Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on November 2, 2026.

LEOPARD INTERMEDIATE LLC
(as successor by merger to LXP Industrial Trust)

By:	/s/ Gautam Huded
Name:	Gautam Huded
Title:	Executive Vice President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.